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                                                                      Exhibit 21


                                 Subsidiaries
                                 ------------


                                                            Jurisdiction of
                                                            ---------------
Subsidiary                                                  Organization
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Yuasa-Exide, Inc. (d/b/a Yuasa, Inc.)                       Delaware
YEFCO, Inc.                                                 Delaware
YESCO, Inc.                                                 Nevada
YERMCO, Inc.                                                Delaware
Yuasa-Exide (Canada), Inc.                                  Canada
Yuasa-Exide de Mexico S.A. de. C.V.                         Mexico
H&R Metal Products, Inc.                                    Pennsylvania
 (d/b/a Sumter Metal Products)

Hertner, Inc.                                               California
Tucker Telecommunications, Inc.                             Texas
Yuasa-Exide Argentina, A.S.                                 Argentina
Yuasa-GBC, Inc.                                             Pennsylvania
Yuasa Network System, Inc.                                  Pennsylvania